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                                  EXHIBIT 21

                      LIST OF SUBSIDIARIES OF REGISTRANT
                              AT DECEMBER 31, 1995




                      NAME                                STATE OR JURISDICTION
                                                          OF INCORPORATION

 -First American National Bank                            U.S.A.

           -AmeriStar Capital Markets, Inc.               Tennessee
           -Guaranty Title Company                        Tennessee
           -First Amtenn Life Insurance Co.               Arizona
           -First Charlotte Corp.                         Tennessee
           -First Deaderick Corp.                         Tennessee
           -Citizens Financial Corporation                Tennessee
           -First American Network, Inc.                  Tennessee

  -First American National Bank of Kentucky               U.S.A.

  -First American Federal Savings Bank                    U.S.A.

           -Highland Service Corporation                  Virginia
           -Charter Financial Services Corporation        Virginia

  -First American Enterprises, Inc.                       Tennessee

                           NON-PROFIT CORPORATIONS

                      NAME                                STATE OR JURISDICTION
                                                          OF INCORPORATION

  -First American Community
    Development Corporation                               Tennessee

  -First American Foundation                              Tennessee


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